UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 13, 2009

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-8504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Principal Financial Officer

On January 13, 2009, UniFirst Corporation (“UniFirst” and the “Company”) announced that the Board of Directors of the Company appointed Steven Sintros, age 35, as the Company’s Vice President and Chief Financial Officer, effective immediately. Mr. Sintros is a Certified Public Accountant and has been with UniFirst since February 2004. He has held the position of Corporate Controller with the Company since January 2005. Prior to joining UniFirst, Mr. Sintros was a manager with Ernst & Young LLP and Arthur Andersen LLP in their Boston offices. Mr. Sintros will receive a base annual salary of $225,000. In connection with his appointment, Mr. Sintros was granted an option to purchase 1,300 shares of UniFirst common stock.

On January 13, 2009, the Company also announced that John Bartlett is retiring as its Senior Vice President and Chief Financial Officer effective immediately. Mr. Bartlett will be continuing on with the Company in a limited role as a senior business advisor.

A copy of the press release the Company issued announcing the appointment of Mr. Sintros and the retirement of Mr. Bartlett is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99	Press Release of the Company dated January 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: January 14, 2009	By:	/s/ Ronald D. Croatti
	Name:	Ronald D. Croatti
	Title:	Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
	Name:	Steven S. Sintros
	Title:	Vice President and Chief Financial Officer

Exhibit Index

EXHIBIT NO.	DESCRIPTION

99	Press Release of the Company dated January 13, 2009